UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):            May 25, 2017

TWINLAB CONSOLIDATED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 25, 2017, Twinlab Consolidated Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). A total of 179,479,300 shares of common stock (the “Common Stock”) were present or represented by proxy at the meeting, representing approximately 70.96% of the Company’s total outstanding Common Stock as of March 24, 2017, the record date for the Annual Meeting. The holders of Common Stock voted together as a single class on each matter before the Annual Meeting. Below are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on May 1, 2017.

Item 1—Election of Directors to serve until the 2018 Annual Meeting of Stockholders, or until their successors shall have been duly elected and qualified

Nominee	Votes FOR	Votes AGAINST	Broker Non-Votes

Naomi L. Whittel	178,616,770	257,305	605,225

Mark J. Bugge	178,868,941	5,134	605,225

Seth D. Ellis	178,667,422	206,653	605,225

B. Thomas Golisano	178,868,941	5,134	605,225

Ralph T. Iannelli	178,868,941	5,134	605,225

David A. Still	178,671,573	202,502	605,225

David L. Van Andel	178,868,941	5,134	605,225

Item 2—Ratification of the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2017

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes

179,469,696	5,134	4,470	0

Based on the foregoing votes, Naomi L. Whittel, Mark J. Bugge, Seth D. Ellis, B. Thomas Golisano, Ralph T. Iannelli, David A. Still and David L. Van Andel were elected as Directors and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date May 31, 2017	By:	/s/ Naomi L. Whittel
Naomi L. Whittel
Chief Executive Officer